                                                                   EXHIBIT 10.19

             MEMORANDUM OF UNDERSTANDING BETWEEN QUICKLOGIC AND
                                  TSMC LTD.

Whereas QuickLogic desires to access TSMC Ltd.(TSMC) Semiconductor Wafer Foundry Capacity and TSMC desires to provide QuickLogic with said Semiconductor Wafer Foundry Capacity and QuickLogic desires a foundry to develop a process for production and TSMC desires to develop such process.

        Now Therefore, in consideration of the mutual promises contained herein, the parties agree as follows.

TSMC agrees to assist QuickLogic in either transferring and/or developing a production process for QuickLogic's ViaLink (TM) technology. TSMC and QuickLogic will enter into a rolling "Take or Pay" contract, for a period of three (3) years, starting on the date of first Risk Production Wafer Outs and incrementing annually by mutual consent, of substantially the same from as the "Take or Pay" contracts currently offered to TSMC's existing customers. TSMC and QuickLogic will enter into an Agreement, initially for three (3) years, renewable annually as a rolling three year Agreement in which QuickLogic agrees to purchase not less than [*] of the total volume of wafers for those products purchased from foundry sources, excluding wafers purchased from Cypress Semiconductor, with TSMC in the first and succeeding years. TSMC agrees to Manufacture and supply such wafers to QuickLogic providing that such quantity of wafers do not exceed an annual forecast provided by QuickLogic by more than [*]in the first year and [*] in the second and all successive years. TSMC further agrees to supply QuickLogic with wafers in excess of the above committed capacity on a best efforts basis if additional capacity is available in any TSMC fab which can produce the QuickLogic Technology.

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* An asterisk indicates confidential material that has been omitted from this document and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

QuickLogic will also provide annually, on the anniversary of three months prior to the first Risk Production Wafer Out, a forecast of the total number of wafers for [*] or for the remaining term of the Agreement, such forecast being for yearly periods commencing on the anniversary of the first Risk Production Wafer Out. QuickLogic will make a firm commitment to purchase the numbers of wafer outs for [*].

At the end of each quarter QuickLogic will provide to TSMC, in writing, [*] forecast of the number of wafers by quarter by technology, the first such forecast being provided to TSMC three (3) months prior to the first Risk Production Wafer Out. The first [*] of such forecast shall be a firm commitment to purchase the wafers forecast for that period.

QuickLogic reserves the right to obtain a "Second Source", up to a maximum of [*] of its requirements in any one year. In the event that TSMC fails to meet the market requirements or the capacity commitments of QuickLogic for any Product, QuickLogic shall have the right to second source the Product without regard to quantity limitations until such time as TSMC can supply that part at the required capacity. If TSMC fails to deliver wafers ordered by QuickLogic within the TSMC Committed Capacity, including a failure to deliver due to low process yields, and such failure to deliver results in a failure by QuickLogic to take delivery of the QuickLogic Committed Capacity, then QuickLogic shall not be liable to forfeit the "Take or Pay" Deposit for any shortfall in wafers resulting from TSMC's failure to deliver.

It is agreed that the Confidentiality Agreements between QuickLogic and TSMC shall include the following provisions: QuickLogic and TSMC agree that all Confidential Information shall be held in strict confidence and released only to employees of either party who have a Need to Know, and have agreed to comparable restrictions on use and disclosure.

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* An asterisk indicates confidential material that has been omitted from this document and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

DEVELOPMENT OF THE PROCESS AND TECHNOLOGY

QuickLogic and TSMC will jointly develop a 0.5 micron (0.5um) single poly, triple metal (SPTM) process FPGA using the QuickLogic ViaLink (TM) amorphous silicon anti-fuse technology. In addition to assisting TSMC to transfer the process to a TSMC Fab, QuickLogic will work with TSMC on an ongoing basis to improve and enhance the yields of the production process. TSMC shall make its best efforts to migrate this process to future technologies to realize the benefits of smaller geometries. QuickLogic will retain all rights to the ViaLink trademark and basic technology and process. [*]

DEVELOPMENT SCHEDULE

It is agreed that a good faith estimate of the schedule for both QuickLogic and TSMC for the Project Development is for the Project to start in [*] with Risk Production forecast at [*].

DEVELOPMENT EXPENSE

It is agreed that the Development Expense for the Project shall be shared between QuickLogic and TSMC as follows:

                                                      QuickLogic       TSMC
   Loop Test (estimated at [*])                        [*]%           [*]%
   Full run wafers (estimated at [*])                  [*]%           [*]%
   Test Wafers                                         [*]%           [*]%
   Qualification Wafers                                [*]%           [*]%
   Masks, including frames (17 reticles)               [*]%           [*]%
   Foundry Machinery and Modifications                 [*]%           [*]%


                                       3


* An asterisk indicates confidential material that has been omitted from this document and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

QuickLogic and TSMC will hold monthly development reviews at times and locations to be mutually agreed upon, until the process is fully qualified. QuickLogic and TSMC will hold Operations reviews twice per year at locations to be mutually agreed upon.

QuickLogic and TSMC will hold a quality audit once per year at a time to be mutually agreed upon by the Parties.

A good faith estimate of the volume that TSMC expects to support and that QuickLogic expects to purchase, expressed in eight inch (8") Physical Wafers, is as follows:

                                                 YEAR

                                     Year 1      Year 2      Year 3

QuickLogic Committed Capacity          [*]         [*]         [*]

TSMC Committed Capacity                [*]         [*]         [*]

Ratio of Committed Capacities          [*]         [*]         [*]


Providing that, for those Products where TSMC is a foundry source for QuickLogic, TSMC supplies not less than [*] of the aggregate total number of wafers, excluding purchased from Cypress Semiconductor, for those Products from all foundry sources, verifiable by third party audit, QuickLogic will receive [*] pricing for Products using its technology. This shall be interpreted as QuickLogic pricing shall be in the [*] of prices for wafers sold to TSMC customers for a specific TSMC Fab, for like Technology, [*]


                                       4


* An asterisk indicates confidential material that has been omitted from this document and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

For clarification and to establish Preliminary Budgetary Numbers TSMC provides the following good faith estimate of prices for products and services referred to in the preceding paragraphs;


                                           Q1,1997       Q4,1997

8" "QuickLogic" Anti-fuse Process          $[*]          $[*]



Loop Test (estimate at [*])                         $[*] per wafer

Full run wafers (estimated at [*])                  $[*] per wafer

Qualification Wafer                                 $[*] per wafer

Masks, including frames (17 reticles)               $[*] total


QuickLogic desires to have the option to purchase tested die to fulfill their contractual requirements. TSMC agrees to provide die pricing options after the Amorphous Silicon Anti-fuse Process has been fully qualified in full production and not less than [*] of full production have yielded sufficient data and information to ensure the reliability of the yield predictions for any Specific Product or Device Design.

This Memorandum of Understanding is intended to be a non-binding statement of QuickLogic's and TSMC's mutual interest. The binding agreement between TSMC and QuickLogic will be set forth only in the Definitive Agreement to be negotiated and signed after the date of this Memorandum of Understanding. This Memorandum of Understanding may be terminated by either party upon notice to the other at any time prior to the execution of a Definitive Agreement.


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* An asterisk indicates confidential material that has been omitted from this document and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

Signed                                       Signed



 /s/ Donald W. Brooks                         /s/ E. Thomas Hart
------------------------                     ------------------------
     Signature                                    Signature

Name:  Donald W. Brooks                      Name:  E. Thomas Hart
       --------------------                         ---------------------
Title: President, TSMC Ltd.                  Title: President & CEO
       --------------------                         ---------------------
Date:  10/28/96                              Date:  28 October 1996
       --------------------                         ---------------------


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